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                                                                   Exhibit 10.2

                           PHOTOGEN TECHNOLOGIES, INC.

             SENIOR EXECUTIVE LONG TERM INCENTIVE COMPENSATION PLAN


1.       ESTABLISHMENT, OBJECTIVES AND DURATION.

         a. ESTABLISHMENT OF THE PLAN. Photogen Technologies, Inc. hereby establishes an incentive compensation plan to be known as the "Photogen Technologies, Inc. Senior Executive Long Term Incentive Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock.

         b. OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through the use of incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

         c. DURATION OF THE PLAN. The Plan shall become effective as of the date it is approved by the stockholders of Photogen Technologies, Inc. (the "Effective Date"). The Plan shall remain in effect, subject to the right of the Board of Directors or the Committee to amend or terminate the Plan at any time pursuant to Section 11 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after May 17, 2011.

2.       DEFINITIONS.

Whenever used in the Plan, the following terms shall have the meanings set forth below:

         a. "AFFILIATE" means a "parent corporation" or "subsidiary corporation" as defined in Section 424 of the Code.

         b. "AWARD" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock.



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         c.       "AWARD AGREEMENT" means an agreement entered into by the
                  Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

         d. "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         e. "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         f. "CAUSE" shall be determined by the Committee, exercising good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

                  i. The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability) after a written demand for substantial performance is delivered by the Committee to the Participant that identifies in reasonable detail the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within 30 calendar days of receiving such notice; or

                  ii. The Participant's conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony; or

                  iii. Any breach by a Participant of any written agreement with the Company, including any agreement concerning a Participant's employment, non-competition or confidentiality of Company proprietary information;

                  iv. The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee; or

                  v. Any act or omission entitling the Company to terminate a Participant's employment for cause as defined in any applicable agreement between the Participant and Company which hereby supercede the standards in clauses (i) through (iv) above to the extent inconsistent.

         g. "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:


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                  i.       The acquisition by any Person of Beneficial Ownership
                           of 50% or more of either (A) the then outstanding shares of Common Stock of the Company, or (B) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection, the following transactions shall not constitute a Change of
                           Control: (1) any acquisition directly from the Company through a public offering of shares of Common Stock of the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses
                           (A), (B) and (C) of subsection (iii) below;

                  ii. The cessation, for any reason, of the individuals who constitute the Company's Board of Directors as of May 18, 2000 ("Incumbent Board") to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a Director following said date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs because of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors;

                  iii. The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding shares of Common Stock of the Company and the outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or


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                           more subsidiaries) in substantially the same
                           proportions as their ownership immediately before such Business Combination of the outstanding shares of Common Stock and the outstanding voting securities of the Company, as the case may be; (B) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Company's Board of Directors, providing for such Business Combination; or

                  iv. The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         h. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         i. "COMMITTEE" means the Compensation Committee of the Board, as specified in Section 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

         j. "COMPANY" means Photogen Technologies, Inc., a Nevada corporation, and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by Photogen Technologies Inc. or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

         k. "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

         l. "DISABILITY", unless a different standard is set forth in any written agreement with a Participant, as applied to a Participant "Disability" means that the Participant (a) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of no less than 12 months (all within the meaning of


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                  Section 22(e)(3) of the Code), and (b) has satisfied any
                  requirement imposed by the Committee in regard to evidence of such disability.

         m. "ELIGIBLE PERSON" shall mean any executive officer who is an Employee of the Company or any Affiliate.

         n. "EMPLOYEE" means any executive officer employed by the Company or an Affiliate.

         o. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         p. "FAIR MARKET VALUE" Except as otherwise determined by the Committee, the "Fair Market Value" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on The National Association of Securities Dealers' New York Stock Exchange Composite Reporting Tape (or if the Common Stock is not traded on The New York Stock Exchange, the closing sale price on the exchange on which it is traded or as reported by an applicable automated quotation system, including the Nasdaq SmallCap Market or over-the-counter bulletin board) (the "Composite Tape"), on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of a share of Common Stock on the date the Common Stock was last reported on the Composite Tape (or any other exchange or automated quotation system, if applicable) as of the date specified by the Committee (and if no date is specified, then on the date of the meeting of the Committee at which the award was granted).

         q. "IMMEDIATE FAMILY MEMBERS" means the spouse, children and grandchildren of a Participant.

         r. "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Section 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

         s. "INSIDER" shall mean an individual who is, on the relevant date, a Director, a 10% Beneficial Owner of any class of the Company's equity securities that is registered pursuant to
                  Section 12 of the Exchange Act or an officer of the Company, as defined under Section 16 of the Exchange Act and as determined by the Board of Directors from time to time.

         t. "NONEMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.


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         u.       "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to
                  purchase Shares granted under Section 6 herein and which is not intended to meet the requirements of Code Section 422.

         v. "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6 herein.

         w. "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         x. "PARTICIPANT" means an Eligible Person who has outstanding an Award granted under the Plan.

         y. "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in Section 7 herein.

         z.       "PERSON" shall have the meaning ascribed to such term in
                  Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         aa. "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Section 7 herein.

         bb. "RETIREMENT"unless a different standard is set forth in any written agreement with a Participant, as applied to a Participant "Retirement" means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under any applicable retirement plan maintained by the Company (the "Retirement Plan"), under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan; or, with respect to a Participant who may not or has not participated in a retirement plan or if there is no such retirement plan maintained by the Company or an Affiliate, "Retirement" shall have the meaning determined by the Committee from time to time.

         cc. "SHARES" means Common Stock of Photogen Technologies, Inc., par value $.001 per share.


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         dd.      "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.

3.       ADMINISTRATION.

         a. THE COMMITTEE. The Plan shall be administered by the Committee, or by any other committee appointed by the Board, which Committee shall consist solely of two or more "Nonemployee Directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         b. AUTHORITY OF THE COMMITTEE. Except as limited by law and subject to the provisions herein, the Committee shall have full power in its discretion to select Eligible Persons who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards (including vesting periods and restrictions); prescribe the form of, construe and interpret any agreement or instrument entered into under the Plan as they apply to Participants; construe and interpret the terms and conditions of this Plan; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Participants; alter, amend, suspend or terminate the Plan in whole or in part; and (subject to the provisions of Section 11 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

         c. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

         d. COSTS OF PLAN. The costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

         e. INDEMNIFICATION. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and


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                  all amounts paid by him in settlement thereof, to the fullest extent permitted by the Nevada General Corporation Law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Sections of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. In addition, a member of the Committee, in the performance of any act (or in refraining from taking any action) in connection with the Plan, shall not be liable to the Company, its stockholders, Employees, Participants or any person when relying in good faith upon the records of the Company or upon such information or statements presented to the Company by any of its officers, employees or other persons as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

4.       SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS.

         a. NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4(b) herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 3,000,000. Shares issued upon exercise of Options or Awards of Restricted Stock under the Plan may be either authorized but unissued Shares or Shares re-acquired by the Company. If, on or prior to the termination of the Plan, an Award granted thereunder expires or is terminated for any reason without having been exercised or vested in full, the unpurchased or unvested Shares covered thereby will again become available for the grant of Awards under the Plan. Shares of Common Stock covered by Options surrendered in connection with the exercise of other Options shall not be deemed to have been exercised and shall again become available for the grant of awards under the Plan.

         b. ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under
                  Section 4(a), in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4(a), as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.


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5.       ELIGIBILITY AND PARTICIPATION.

         a. ELIGIBILITY. All Eligible Persons are eligible to participate in this Plan.

         b. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may from time to time in its discretion select Eligible Persons to whom Awards shall be granted and shall determine the nature and amount of each Award.

         c. PERFORMANCE-BASED AWARDS. The Committee may, in its discretion, grant Awards that are wholly contingent on the attainment of performance goals established by the Committee from time to time. The performance goals may relate to one or more of the following performance measures, as determined by the Committee for each applicable performance period: (i) return to stockholders, (ii) cash flow, (iii) return on equity, (iv) Company created income (for example, income due to Company initiated cost reductions or productivity improvements), (v) sales growth, (vi) earnings and earnings growth, (vii) return on assets, (viii) stock price, (ix) earnings per share, (x) market share, (xi) customer satisfaction, and (xii) attaining regulatory approvals or other regulatory benchmarks. Any such performance goals and the applicable performance measures will be determined by the Committee at the time of grant and reflected in an Award Agreement. The number or value of performance-based stock Awards that will be paid out to any Participant at the end of the applicable performance period, which may be one year or longer as determined by the Committee, will depend on the extent to which the Company attains the established performance goals. Awards intended to be performance-based stock Awards shall be subject to such restrictions and conditions as may be required under Section 162(m) to be performance-based compensation thereunder.

6.       STOCK OPTIONS.

         a. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

         b. AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine, which need not be uniform for all Participants. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code
                  Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.


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         c.       PROVISIONS FOR NQSOs. Each Stock Option intended to be a
                  Non-Qualified Stock Option shall be subject to the terms and conditions which the Committee determines to be appropriate, subject to the following minimum standards for any such Non-Qualified Stock Option:

                  i. The option price (per share) of the Shares covered by each Non-Qualified Stock Option shall be determined by the Committee but shall not be less than the par value per share of Common Stock.

                  ii. Each Award Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Stock Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

                  iii. Exercise of any Stock Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Committee providing, among other things, that:

                           (1) The Participant's or the Participant's estate, heirs and representatives right to sell the Shares may be restricted; and

                           (2) The Participant or the Participant's estate, heirs and representatives may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

         d. PROVISIONS FOR ISOs. Each Stock Option intended to be an Incentive Stock Option shall be issued only to an Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Committee determines are appropriate but not in conflict with Code
                  Section 422 and relevant regulations and rulings of the Internal Revenue Service:

                  i. The Incentive Stock Option shall meet the minimum standards required of Non-Qualified Stock Options, as described in Section 6(c) except clause (i) thereunder.

                  ii. Immediately before the Incentive Stock Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code
                           Section 424(d):

                           (1) Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the option


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                                    price per share of the Shares covered by
                                    each Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Incentive Stock Option.

                           (2) More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, the option price per share of the Shares covered by each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

                  iii. For Participants who own:

                           (1) Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Incentive Stock Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Award Agreement may provide;

                           (2) More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Incentive Stock Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Award Agreement may provide.

                  iv. The Award Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other Incentive Stock Option plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as Incentive Stock Options to qualify as Incentive Stock Options pursuant to Section 422(d) of the Code.

                  v. No Incentive Stock Options shall be granted after the date which is the earlier of ten (10) years from the date of the adoption of the Plan by the Company and the date of the approval of this Plan by the shareholders of the Company.

                  vi. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a


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                           Disqualifying Disposition of any shares acquired
                           pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (i) two years after the date the Participant was granted the Incentive Stock Option, or (ii) one year after the date the Participant acquired shares by exercising the Incentive Stock Option. If the Participant has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

         e. PAYMENT. Options granted under this Section 6 shall be exercised in accordance with the applicable Award Agreement by the delivery of a proper notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised. No shares of Common Stock shall be issued on the exercise of an Option unless the Option Price is paid for in full at the time of exercise. Payment shall be made in cash, which may be paid by check or other instrument acceptable to the Committee. In addition, subject to compliance with applicable laws and regulations and such conditions as the Committee may impose, the Option holder may deliver with his exercise notice irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the exercise price or other methods approved by the Committee. As soon as practicable after receipt of proper notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         f. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any state securities laws applicable to such Shares.

         g. TERMINATION OF EMPLOYMENT. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (a) the expiration of the Option period set forth in the Award Agreement; (b) for ISOs, the expiration of three months following the Participant's Retirement (following the Participant's Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement); (c) the expiration of 12 months following the Participant's death or Disability; (d) immediately upon termination for Cause; (e) the expiration of 90 days following the Participant's termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement; or (f) at such other time or times and on such conditions provided for in the Award Agreement. Upon a termination of


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


                  employment related to a Change in Control, Options shall be treated in the manner set forth in Section 10.

         h.       NONTRANSFERABILITY OF OPTIONS.

                  i. INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                  ii. NONQUALIFIED STOCK OPTIONS. The Committee may, in its discretion, authorize all or a portion of NQSOs granted to a Participant to be on terms which permit transfer by such Participant to (i) Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (A) there may be no consideration for any such transfer, (B) the Award Agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (C) subsequent transfers of transferred Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan, the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in this Section 6(h). Notwithstanding the foregoing, should the Committee provide that Options granted be transferable, the Company by such action incurs no obligation to notify or otherwise provide notice to a transferee of early termination of the Option. In the event of a transfer, as set forth above, the original Participant is and will remain subject to and responsible for any applicable withholding taxes upon the exercise of such Options.

7.       RESTRICTED STOCK.

         a. GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.

         b. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

         c. TRANSFERABILITY. Except as provided in this Section 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         d. OTHER RESTRICTIONS. Subject to the Plan, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives, time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws. At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction, subject to applicable securities laws.

         e. VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.


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



         f. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

         g. TERMINATION OF EMPLOYMENT. Upon a Participant's death, Disability, or Retirement, all Restricted Shares shall vest immediately. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

8.       BENEFICIARY DESIGNATION.

         A Participant under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Company. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Participant or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of Section 6, any unterminated and unexpired Option granted to such Participant to the same extent that the Participant himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more Shares than the Participant could have purchased thereunder on the date his employment by, or other relationship with, the Company and its Subsidiaries was terminated.

9.       RIGHTS OF ELIGIBLE PERSONS AND PARTICIPANTS.

         Nothing in this Plan or any Award Agreement shall be deemed to: prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant; prevent a Participant from terminating his or her own employment, consultancy or director status; give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time; confer on any person any right to be selected as a Participant.

10.      CHANGE IN CONTROL.

         a. TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

                  i. Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

                  ii. Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to
                           Section 5(c) herein shall be determined in the manner set forth in Section 7(d) herein.

         b. TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this
                  Section 10 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

11.      AMENDMENT, MODIFICATION, AND TERMINATION.

         a. AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 10(b) herein, the Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the number of shares available for grants of ISOs under the Plan or alter the class of participants in the Plan. Notwithstanding the foregoing, neither the Company nor the Board or Committee on its behalf may cancel outstanding Awards and issue substitute Awards in replacement thereof or reduce the exercise price of any outstanding Options without stockholder approval.

         b. ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         c. AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

12.      WITHHOLDING.

         a. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         b. SHARE WITHHOLDING. To the extent provided by the Committee, a Participant may elect to have any distribution to be made under this Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

13.      SUCCESSORS.

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.

14.      LEGAL CONSTRUCTION.

         a. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and, the singular shall include the plural.

         b. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the illegal or invalid provision shall be modified to the extent necessary to be legal and valid and shall be enforced as modified.

         c. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         d. SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         e. GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Nevada.

15.      RIGHTS AS A SHAREHOLDER.

         No Participant to whom an Award has been granted shall have rights as a shareholder with respect to any Shares covered by such Award, except after due exercise of the Award and tender of the full purchase price for any Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant. Nothing in this Plan shall affect a Participant's employment or other engagement by the Company, including the Company's right to terminate such employment or engagement.

16.      PURCHASE FOR INVESTMENT.

         a. Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933 (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the person(s) who exercise such Option shall represent and warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares. The person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

                  "The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under state securities laws to the extent applicable. The shares may not be sold, offered for sale, or otherwise transferred in the absence of an effective registration statement under said Act (and any registration or qualification as may be required under such state laws) or an opinion of counsel satisfactory to the company and its counsel that such registration or qualification is not required."

         b. The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).


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